UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

TriLinc Global Impact Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2024, Mark A. Tipton provided notice of his resignation from his position as Chief Financial Officer of TriLinc Global Impact Fund, LLC (the “Company”), which will be effective as of June 30, 2024. Mr. Tipton resigned voluntarily to pursue another opportunity. Mr. Tipton has agreed to assume the role of interim Chief Financial Officer and serve as the Company’s principal financial and accounting officer on an interim basis while the Company conducts its search for a successor. Mr. Tipton stated, “It has been an honor and a privilege to work alongside such remarkable people for the past 5+ years. I wish the TGIF team every success in its next chapter.” The Company thanks Mr. Tipton for his long, dedicated service as Chief Financial Officer and wishes him well in his new opportunity.

Item 8.01 Other Events.

Portfolio Update

As of April 30, 2024, TriLinc Global Impact Fund, LLC’s (“TGIF,” the “Company,” “we,” “our,” or “us”) portfolio investments in borrowers for business expansions and socioeconomic developments in Sub-Saharan Africa, Latin America, Southeast Asia, and Emerging Europe were fair valued at approximately $259.3 million. The weighted average loan size of the portfolio is approximately $8 million, with a weighted average duration of 0.76 years. As of April 30, 2024, TGIF has funded approximately $1.2 billion in aggregate investments to 93 borrower companies, including $104.7 million in temporary investments. Of the aggregate investment amount, TGIF has received approximately $890.7 million in full aggregate transaction repayments (73.62% of total invested) from existing and exited trade finance, term loan, and temporary investment facilities. Regionally, excluding temporary investments, TGIF has funded $381.16 million to 34 borrower companies operating in 9 developing economies within Latin America, supporting 22,011 permanent employees; $501.61 million to 44 borrower companies operating in or trading with 21 developing economies within Sub-Saharan Africa, supporting 12,895 permanent employees; $189.24 million to 13 borrower companies operating in or trading with five developing economies within Southeast Asia, supporting 7,471 permanent employees; and $24.10 million to seven borrower companies in two countries within Emerging Europe, supporting 1,294 permanent employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

June 12, 2024	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer